AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2005
                                                   REGISTRATION NO.  333-_______
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SYSCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                74-1648137
     (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)

                              1390 ENCLAVE PARKWAY
                            HOUSTON, TEXAS 77077-2099
                                 (281) 584-1390
     (ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               MICHAEL C. NICHOLS
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                              1390 ENCLAVE PARKWAY
                            HOUSTON, TEXAS 77077-2099
                                 (281) 584-1390
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   Copies to:

                           B. JOSEPH ALLEY, JR., ESQ.
                            ARNALL GOLDEN GREGORY LLP
                                171 17TH ST., NW
                                   SUITE 2100
                           ATLANTA, GEORGIA 30309-3450
                                 (404) 873-8500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                    CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum        Proposed Maximum           Amount of
  Title of Securities to be       Amount to be        Offering Price        Aggregate Offering         Registration
          Registered               Registered          Per Share(1)              Price(1)                 Fee(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par value       330,022 Shares           $35.98              $11,874,191.56            $1,397.59
per share
---------------------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(o) and based on the average of the high and low prices of SYSCO's common stock on June 24, 2005, as reported on the New York Stock Exchange.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE  SECURITIES  AND EXCHANGE  COMMISSION  ACTING  PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

     The information in this prospectus is not complete and may change. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The selling shareholders cannot sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                   SUBJECT TO COMPLETION, DATED JUNE 28, 2005

                                   PROSPECTUS

                                 330,022 SHARES

                                SYSCO CORPORATION

                                  COMMON STOCK




     This prospectus relates to the offer and sale from time to time of 330,022 shares of SYSCO common stock by the selling shareholders identified on page 5 of this prospectus.

     The selling shareholders will sell their shares as described in the section of this prospectus entitled "Plan of Distribution." SYSCO will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

     SYSCO's common stock is traded on the New York Stock Exchange under the symbol "SYY." The last reported sale price of the common stock on June 27, 2005 was $35.75 per share.




     THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3




     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is _______________, 2005

                                TABLE OF CONTENTS

                                                                            PAGE

Summary.......................................................................2
Sysco Corporation.............................................................2
The Offering..................................................................3
Risk Factors..................................................................3
Use Of Proceeds...............................................................5
Selling Shareholders..........................................................5
Plan Of Distribution..........................................................7
Legal Matters.................................................................8
Experts.......................................................................8
Where You Can Find More Information...........................................8

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "SYSCO," "we," "us," and "our" refer to Sysco Corporation and its subsidiaries.


                                     SUMMARY


                                SYSCO CORPORATION

     Sysco Corporation, together with its subsidiaries and divisions, is the largest foodservice marketing and distribution organization in North America, with operations located throughout the United States and Canada. We provide food and related products and services to approximately 400,000 customers, including:

     o    restaurants;
     o    healthcare and educational facilities;
     o    lodging establishments; and
     o    other foodservice customers.

     Since SYSCO's formation in 1969, annual sales have grown from approximately $115 million to over $29 billion in fiscal 2004, both through internal expansion of existing operations and acquisitions. Our operations include:

     o    broadline companies;
     o    specialty produce companies;
     o    custom cut meat operations;
     o    Asian cuisine foodservice operations;
     o    hotel supply operations; and
     o    SYGMA, our chain restaurant distribution subsidiary.

     We distribute a full line of frozen foods, such as:

     o    meats;
     o    fully prepared entrees;
     o    fruits;
     o    vegetables; and
     o    desserts.

     We also distribute a full line of:

     o    canned and dry foods;
     o    fresh meats;
     o    imported specialties; and
     o    fresh produce.

We also supply a wide variety of non-food items, including:

     o    paper products, such as disposable napkins, plates and cups;
     o    tableware, such as china and silverware;
     o    restaurant and kitchen equipment and supplies; and
     o    cleaning supplies.

     Our operating companies distribute both nationally branded merchandise and products packaged as SYSCO private brands.

     Sysco Corporation is a Delaware corporation, incorporated in 1969, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390.


                                  THE OFFERING

     This prospectus relates to the offer and sale of our common stock by the selling shareholders. We will not offer or sell any shares hereunder.


                                  RISK FACTORS

     In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating an investment in equity securities offered hereby.

Because we operate a low margin business, our operating results are very sensitive to inflation and other economic conditions.

     The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. We make a significant portion of our sales at prices that are based on the cost of products we sell plus a percentage markup. As a result, our profit levels may be negatively impacted during periods of product cost deflation, even though our gross profit percentage may remain relatively constant. Prolonged periods of product cost inflation may also have a negative impact on our profit margins and earnings to the extent such product cost increases are not passed on to customers due to resistance to higher prices. The foodservice industry is sensitive to national and regional economic conditions. Inflation, fuel costs and other factors affecting consumer confidence and the frequency and amount spent by consumers for food prepared away from home may negatively impact our sales and operating results. Sales and operating results are also sensitive to, and may be adversely affected by, other factors, including:

     o    difficulties with the collectability of our accounts receivable;
     o    competitive price pressures;
     o    severe weather conditions; and
     o    unexpected increases in fuel or other transportation-related costs.

Although these factors have not had a material adverse impact on our past operations, there can be no assurance that one or more of these factors will not adversely affect future operating results.

We have significant leverage and debt service obligations.

     Because historically a substantial part of our growth has been the result of acquisitions and capital expansion, our continued growth depends, in large part, on our ability to continue this expansion. As a result, our inability to finance acquisitions and capital expenditures through borrowed funds could restrict our ability to expand. Moreover, any default under the documents governing our indebtedness could have a significant adverse effect on the market value of our common stock and constrain our ability to raise equity capital. Further, our leveraged position may also increase our vulnerability to competitive pressures. As of April 2, 2005, we had approximately $1.4 billion of long-term indebtedness outstanding, including current maturities. On April 19, 2005, we filed a shelf registration statement with the SEC that allows us to issue an additional $1.5 billion of debt securities from time to time.

Product liability claims could have a material adverse impact on our business.

     SYSCO, like any other seller of food, faces the risk of exposure to product liability claims in the event that the use of products sold by us causes injury or illness. With respect to product liability claims, we believe we have sufficient primary or excess umbrella liability insurance. However, this insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover all of our liabilities. We generally seek contractual indemnification and insurance coverage from parties supplying our products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce our net earnings and earnings per share.

We may be unable to service our customers, and may lose customers if the third parties that supply us are either unwilling or unable to do so on a timely basis.

     We obtain substantially all of our foodservice and related products from third party suppliers. For the most part, we do not have long-term contracts with its suppliers committing them to provide products to us. Although our purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies needed by us in the quantities requested. Because we do not control the actual production of the products we sell, we are also subject to delays caused by interruption in production based on conditions outside our control. These conditions include:

     o    job actions or strikes by employees of suppliers,
     o    weather,
     o    crop conditions,
     o    transportation interruptions, and
     o    natural disasters or other catastrophic events

Our inability to obtain adequate supplies of our foodservice and related products as a result of any of the foregoing factors or otherwise, could mean that we not be able to fulfill our obligations to customers. As a result, our customers may turn to other distributors, and our revenues, liquidity and operating results could be adversely affected.

Work stoppages or labor disputes could have a material adverse effect on our business.

     As of July 3, 2004, approximately 9,100 employees at 51 of our operating companies were members of 59 different local unions associated with the International Brotherhood of Teamsters and other labor organizations. In the remainder of fiscal 2005 and 2006, approximately 19 agreements covering approximately 3,100 employees will expire. Failure of the operating companies to effectively renegotiate these contracts could result in work stoppages. Although our operating subsidiaries have not experienced any significant labor disputes or work stoppages to date, and we believe they have satisfactory relationships with their unions, a work stoppage due to failure of one or more operating subsidiaries to renegotiate a union contract, or otherwise, could have a material adverse effect on us.

Our failure to successfully integrate acquired companies could have a material adverse effect on our business.

     If we are unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, our profitability may decrease. Integration of an acquired business may be more difficult when we acquire a business in a market in which we have limited or no expertise, or with a corporate culture different from ours. If we are unable to integrate acquired businesses successfully, we may incur substantial costs and delays in increasing our customer base. In addition, the failure to integrate acquisitions successfully may divert management's attention from our existing business and may damage our relationships with key customers and suppliers.


Charter and Stockholder Rights Plan

     Under our Restated Certificate of Incorporation, our Board of Directors is authorized to issue up to 1.5 million shares of preferred stock without stockholder approval. Issuance of these shares could make it more difficult for anyone to acquire us without approval of the Board of Directors, depending on the rights and preferences of the stock issued. In addition, if anyone attempts to acquire us without approval of our Board of Directors, our stockholders may have the right to purchase shares of preferred stock pursuant to our Stockholder Rights Plan, which could result in substantial dilution to a potential acquiror. The existence of either of these provisions could deter hostile takeover attempts that might have resulted in an acquisition of us that would have been financially beneficial to our stockholders.

                           FORWARD LOOKING STATEMENTS

     Some of the information contained or incorporated by reference in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "could" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

     o    the statements discuss our future expectations;
     o the statements contain projections of our future results of operations or of our financial condition; and
     o    the statements state other "forward-looking" information.


     We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.


                                 USE OF PROCEEDS

     This prospectus relates to the offer and sale of our common stock by the selling shareholders. We will not receive any proceeds from the sale of the common stock. We will pay all expenses related to the registration of the common stock except underwriting discounts and commissions and fees and expenses of counsel for the selling shareholders.


                              SELLING SHAREHOLDERS

     Of the 330,022 shares of SYSCO common stock to which this prospectus relates, 160,867 shares are being offered by former shareholders of HRI Supply Ltd. and/or their permitted transferees. On May 4, 2001, certain former shareholders of HRI Supply received shares in a Canadian subsidiary of SYSCO in connection with the acquisition of all of the issued and outstanding shares of HRI Supply by such subsidiary. We entered into a registration rights agreement with such former shareholders of HRI Supply, under which we agreed to register for sale certain shares of SYSCO common stock into which shares of such subsidiary of SYSCO are exchangeable on a one for one basis.

     This prospectus also relates to 169,155 shares of SYSCO common stock being offered by former shareholders of North Douglas Distributors Ltd. and/or their permitted transferees. On December 7, 2000, former shareholders of North Douglas Distributors received shares in a Canadian subsidiary of SYSCO in connection with the acquisition of all of the issued and outstanding shares of North Douglas Distributors by such subsidiary. We entered into a registration rights agreement with such former shareholders of North Douglas Distributors, under which we agreed to register for sale certain shares of SYSCO common stock into which shares of such subsidiary of SYSCO are exchangeable on a one for one basis.


     The following table states the name of each of the selling shareholders, the number of shares of common stock of SYSCO beneficially owned by each selling shareholder as of June 28, 2005, the number of shares which may be sold for the account of each selling shareholder, the number of shares of common stock that will be beneficially owned by each selling shareholder after the completion of the offering assuming the sale of all shares offered and no other changes in beneficial ownership, the percentage of SYSCO common stock owned by each selling shareholder as of June 28, 2005, and the percentage of SYSCO common stock owned by each selling shareholder after the completion of the offering, assuming the sale of all shares offered, and no changes in beneficial ownership or in the number of SYSCO shares outstanding.

                                                BENEFICIAL OWNERSHIP                                  BENEFICIAL OWNERSHIP
                                             PRIOR TO THE OFFERING (1)          NUMBER OF         AFTER THE OFFERING (1)(2)
NAME OF                                      ----------------------------        SHARES           -------------------------
SELLING SHAREHOLDER                            SHARES          PERCENTAGE        OFFERED           SHARES        PERCENTAGE
-----------------------------                --------------   -----------     ------------        ----------    -----------

William Redmond(3)                                266,777             *          149,501          105,910               *
Luba Redmond(3)                                   266,777             *           11,366          105,910               *
Armando Barbon(4)                                 508,682             *           45,000          339,527               *

                                                BENEFICIAL OWNERSHIP                                  BENEFICIAL OWNERSHIP
                                             PRIOR TO THE OFFERING (1)          NUMBER OF         AFTER THE OFFERING (1)(2)
NAME OF                                      ----------------------------        SHARES           -------------------------
SELLING SHAREHOLDER                            SHARES          PERCENTAGE        OFFERED           SHARES        PERCENTAGE
-----------------------------                --------------   -----------     ------------        ----------    -----------

Yole Barbon(4)                                    508,682             *            2,384          339,527               *
The Barbon Trust(4)                               508,682             *           91,446          339,527               *
S.A.N.Y Holdings Ltd.                             508,682                         30,325          339,527
                                                                              ------------
                  Total                           775,459             *          330,022          445,437               *


-----------------------
     *    Less than 1% of outstanding shares
     (1) As of June 28, 2005, 2005, all shares shown are held in the form of securities of a SYSCO subsidiary that are convertible into SYSCO common stock on a one for one basis, except as follows: All shares offered are held in the form of SYSCO common stock; 11,840 of the additional shares beneficially owned by Mr. Redmond are held as SYSCO common stock and 42,000 of the additional shares beneficially owned by him are held as stock options that are either currently exercisable or become exercisable within sixty days of June 28, 2005; and 3,127 of the additional shares beneficially owned by Mr. Barbon are held as SYSCO common stock and 16,000 of the additional shares beneficially owned by him are held as stock options that are either currently exercisable or become exercisable within sixty days of June 28, 2005.
     (2) Assumes all offered SYSCO common stock will be sold and that no additional shares of SYSCO common stock will be issued by SYSCO or acquired by any selling shareholder prior to the completion of the offering.
     (3) From the time of the acquisition of its business by SYSCO in May 2001 until June 2004, William Redmond was President and Chief Executive Officer of Sysco HRI Supply Ltd., a subsidiary of Sysco Corporation. Luba Redmond is his spouse. Beneficial Ownership Prior to the Offering includes 246,788 shares beneficially owned by William Redmond and 19,989 shares beneficially owned by Luba Redmond.
     (4) From the time of the acquisition of its business by SYSCO in December 2000 until December 2002, Armando Barbon served as Chairman of North Douglas Sysco Food Services, Inc., a subsidiary of Sysco Corporation. Yole Barbon is his spouse. His son, Nino Barbon, served as the President and Chief Operating Officer of North Douglas Sysco Food Services, Inc. until January 28, 2005. Mr. Armando Barbon is a trustee of The Barbon Trust and is a director of S.A.N.Y. Holdings Ltd. For all persons and entities, Beneficial Ownership Prior to the Offering includes 234,282 shares beneficially owned by Armando Barbon, 2,800 shares beneficially owned by Yole Barbon, 235,986 shares beneficially owned by The Barbon Trust, and 35,614 shares beneficially owned by S.A.N.Y. Holdings Ltd.

                              PLAN OF DISTRIBUTION

     The selling shareholders may offer and sell shares of common stock offered by this prospectus during the 90-day period beginning on the date of this prospectus, unless such period is extended, in one or more of the following transactions:

     o on the New York Stock Exchange or any other securities exchange that lists the common stock for trading;
     o    in the over-the-counter market;
     o in transactions other than on such exchanges or in the over-the-counter market;
     o    in negotiated transactions;
     o in short sales of the common stock, in transactions to cover short sales or otherwise in connection with short sales;
     o by pledge to secure debts and other obligations or on foreclosure of a pledge;
     o through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock; and
     o    in a combination of any of the above transactions.

     The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions. We have been advised by the selling shareholders that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the shares covered by this prospectus.

     The selling shareholders may sell their shares directly to purchasers, use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals. If this happens, broker-dealers may either receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. If a broker-dealer purchases shares as a principal, it may resell the shares for its own account under this prospectus. We will pay all registration fees and expenses for the common stock offered by this prospectus.

     The selling shareholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed "underwriters" under the Securities Act of 1933 and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. Selling shareholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

     Instead of selling common stock under this prospectus, selling shareholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

     Upon SYSCO being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

     o the name of each such selling shareholder and of the participating broker-dealer;
     o    the number of shares involved;
     o    the price at which such shares were sold;
     o the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable;
     o that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
     o    other facts material to the transaction.

     In addition, upon SYSCO being notified by a selling shareholder that a permitted transferee to which the right to utilize this prospectus, as determined in accordance with the registration rights agreement, has been transferred intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     The term "selling shareholders" may also include persons who obtain common stock from selling shareholders as a gift, for no consideration upon dissolution of a corporation, partnership or limited liability company, on foreclosure of a pledge or in another private transaction; provided, however, that if a permitted transferee intends to sell more than 500 shares of such SYSCO common stock, the filing of a supplement to this prospectus will be required.

The selling shareholders have engaged RBC Dominion Securities to sell all of the shares offered into the public market, in their capacity as a securities broker. This arrangement can be terminated by any party at will.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for SYSCO by Arnall Golden Gregory LLP, Atlanta, Georgia. Jonathan Golden, a partner of Arnall Golden Gregory LLP, is a director of SYSCO. As of June 28, 2005, attorneys with Arnall Golden Gregory LLP beneficially owned an aggregate of approximately 115,775 shares of SYSCO's common stock.


                                     EXPERTS

     The consolidated financial statements of Sysco Corporation appearing in Sysco Corporation's Annual Report (Form 10-K) for the year ended July 3, 2004 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information of Sysco Corporation for the quarters ended October 2, 2004, January 1, 2005 and April 2, 2005, incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated November 10, 2004, February 10, 2005 and May 12, 2005, included in Sysco Corporation's Quarterly Reports on Form 10-Q for the quarters ended October 2, 2004, January 1, 2005 and April 2, 2005, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because those reports are not "reports," or a "part" of the Registration Statement, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

                       WHERE YOU CAN FIND MORE INFORMATION

     SYSCO files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. SYSCO's SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding SYSCO are also available to the public at the SEC's web site at http://www.sec.gov, and are also available on SYSCO's website, www.sysco.com.

     The SEC allows SYSCO to "incorporate by reference" information we file with the SEC, which means that SYSCO can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

     The following documents filed by SYSCO (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

     o SYSCO's Annual Report on Form 10-K for the fiscal year ended July 3, 2004;

     o SYSCO's Quarterly Report on Form 10-Q for the quarter ended October 2, 2004;

     o SYSCO's Quarterly Report on Form 10-Q for the quarter ended January 1, 2005;

     o    SYSCO's Quarterly Report on Form 10-Q for the quarter ended April 2,
          2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2004;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2004;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2004;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2004;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2004;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2004;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2005;

     o SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2005; and

     o The description of SYSCO's common stock contained in SYSCO's registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description, including the update contained in SYSCO's Current Report on Form 8-K filed on October 26, 2000.

     We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

     You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

                                            Sysco Corporation
                                            Michael C. Nichols, Secretary
                                            1390 Enclave Parkway
                                            Houston, Texas 77077-2099
                                            Telephone:  (281) 584-1390

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     Securities and Exchange Commission Filing Fee            $1,397.59
     Printing Expenses                                          $500.00*
     Accountants' Fees and Expenses                          $15,300.00*
     Legal Fees and Expenses                                 $18,000.00*
     Miscellaneous Expenses                                   $1,000.00*

              Total                                          $36,197.59
                                                             ==========

     *Estimated

ITEM 15.  Indemnification of Directors and Officers

     Charter and Bylaws. SYSCO's Certificate of Incorporation and Bylaws provide for indemnification of SYSCO's directors, officers, employees and other agents ("Agents") against all expense, liability and loss reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an Agent of the Registrant, to the fullest extent permitted by the Delaware General Corporation Law (except that generally, indemnification is not available for proceedings brought by the Agent). This indemnification extends also to persons who serve as Agents for any entity at SYSCO's request, including, for example, persons who serve as Agents for SYSCO's employee benefit plans. In addition, SYSCO's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breaches of fiduciary duty.

     Delaware Law. The Delaware General Corporation Law currently requires SYSCO to indemnify an Agent for all expenses incurred by him (including attorney's fees) when he is successful (on the merits or otherwise) in defense of any proceeding brought by reason of the fact that he is or was SYSCO's Agent. In addition, with respect to all Proceedings other than Proceedings by or in the right of the corporation (such as derivative lawsuits), Delaware law allows SYSCO to indemnify an Agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, even if the Agent is not successful on the merits, if he or she:

     o    acted in good faith;
     o acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and
     o in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

SYSCO may indemnify Agents with respect to Proceedings brought by or in the right of the corporation (i.e., derivative lawsuits) to the same extent as with respect to other Proceedings, except that if the Agent is held liable to SYSCO in the Proceeding, then SYSCO may not indemnify the Agent unless the court determines that even though the Agent was held liable to SYSCO, the Agent is nonetheless fairly and reasonably entitled to indemnification.

     Except for indemnification mandated by law or ordered by a court, SYSCO may not indemnify an Agent without a formal determination that the required criteria have been met. In the case of officers and directors, the determination must be made by a majority of the disinterested directors (or a committee appointed by them), independent legal counsel in a written opinion, or the stockholders.

     SYSCO may advance expenses incurred by a current officer or director in defending a Proceeding before the final disposition of the Proceeding, if the officer or director undertakes to repay the advanced amounts in the event it is ultimately determined that he or she is not entitled to be indemnified. SYSCO may advance expenses to other Agents upon whatever terms and conditions it deems appropriate.

     Plan Provisions and Other Contractual Arrangements. Certain of SYSCO's employee benefit plans provide indemnification of directors and other Agents against certain claims arising from administration of such plans. In addition, SYSCO's Executive Severance Agreements entitle executive officers to require an indemnification agreement from SYSCO before taking any action otherwise required by the officer's Severance Agreement for the purpose of minimizing adverse tax consequences resulting from potential "parachute" payments under the Internal Revenue Code.

     D&O Insurance. SYSCO maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Registrant.

ITEM 16.  Exhibits


         Exhibit No.       Description
         -----------       -----------

          4.1 Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(a) to Form 10-K for the year ended June 28, 1997 (File No. 1-6544).

          4.2 Bylaws, as amended and restated February 8, 2002, incorporated by reference to Exhibit 3(b) to Form 10-Q for the quarter ended December 29, 2001 (File No. 1-6544).

          4.3 Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, incorporated by reference to Exhibit 3(c) to Form 10-K for the year ended June 29, 1996 (File No. 1-6544).

          4.4 Certificate of Amendment of Certificate of Incorporation increasing authorized shares, incorporated by reference to
                    Exhibit 3(d) to Form 10-Q for the quarter ended January 1, 2000 (File No. 1-6544).

          4.5 Certificate of Amendment to Restated Certificate of Incorporation increasing authorized shares, incorporated by reference to Exhibit 3(e) to Form 10-Q for the quarter ended December 27, 2003 (File No. 1-6544).

          *5 Opinion of Arnall Golden Gregory LLP, as to the validity of the securities to be registered.

          *15 Letter from Ernst & Young LLP regarding unaudited interim financial information.

          *23(a)    Consent of Ernst & Young LLP.

          *23(b) Consent of Arnall Golden Gregory LLP, is contained in the opinion filed as Exhibit 5.

---------------------------
* Filed herewith.


ITEM 17.  Undertakings

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 28, 2005.

                                     SYSCO CORPORATION

                                     By:   /s/ Richard J. Schnieders
                                          --------------------------------------
                                          Richard J. Schnieders
                                          Chairman of the Board and
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Michael C. Nichols and John K. Stubblefield, Jr., or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                                     TITLE                                                  DATE
---------                                     -----                                                  ----

/s/ Richard J. Schnieders                     Chairman of the Board and Chief Executive Officer      June 28, 2005
------------------------------------          (principal executive officer)
Richard J. Schnieders

/s/ John K. Stubblefield, Jr.                 Executive Vice President, Finance, Chief Financial     June 28, 2005
--------------------------------------------  Officer and Director
John K. Stubblefield, Jr.                     (principal financial and accounting officer)

__________________                            Director
Colin G. Campbell

/s/ John M. Cassaday                          Director                                               June 28, 2005
--------------------------------------------
John M. Cassaday

/s/ Judith B. Craven                          Director                                               June 28, 2005
--------------------------------------------
Judith B. Craven

/s/ Jonathan Golden                           Director                                               June 28, 2005
--------------------------------------------
Jonathan Golden

/s/ Joseph A. Hafner, Jr.                     Director                                               June 28, 2005
------------------------------------
Joseph A. Hafner, Jr.

/s/ Thomas E. Lankford                        Director                                               June 28, 2005
------------------------------------
Thomas E. Lankford

/s/ Richard G. Merrill                        Director                                               June 28, 2005
--------------------------------------------
Richard G. Merrill

/s/ Phyllis S. Sewell                         Director                                               June 28, 2005
--------------------------------------------
Phyllis S. Sewell

/s/ Richard G. Tilghman                       Director                                               June 28, 2005
------------------------------------
Richard G. Tilghman

/s/ Jackie M. Ward                            Director                                               June 28, 2005
--------------------------------------------
Jackie M. Ward

                                  EXHIBIT INDEX

         Exhibit No.       Description
         -----------       -----------

          4.1 Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(a) to Form 10-K for the year ended June 28, 1997 (File No. 1-6544).

          4.2 Bylaws, as amended and restated February 8, 2002, incorporated by reference to Exhibit 3(b) to Form 10-Q for the quarter ended December 29, 2001 (File No. 1-6544).

          4.3 Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, incorporated by reference to Exhibit 3(c) to Form 10-K for the year ended June 29, 1996 (File No. 1-6544).

          4.4 Certificate of Amendment of Certificate of Incorporation increasing authorized shares, incorporated by reference to
                    Exhibit 3(d) to Form 10-Q for the quarter ended January 1, 2000 (File No. 1-6544).

          4.5 Certificate of Amendment to Restated Certificate of Incorporation increasing authorized shares, incorporated by reference to Exhibit 3(e) to Form 10-Q for the quarter ended December 27, 2003 (File No. 1-6544).

          *5 Opinion of Arnall Golden Gregory LLP, as to the validity of the securities to be registered.

          *15 Letter from Ernst & Young LLP regarding unaudited interim financial information.

          *23(a)    Consent of Ernst & Young LLP.

          *23(b) Consent of Arnall Golden Gregory LLP, is contained in the opinion filed as Exhibit 5.

---------------------------
* Filed herewith.